SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OAK TECHNOLOGY INC

          GABELLI FUNDS, LLC
               THE GABELLI SMALL CAP GROWTH FUND
                                 4/22/99           25,000             3.0000
                                 4/22/99           17,500             2.9821
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 3/05/99           18,500             3.6250
                                 3/05/99           20,000             3.5625
          GAMCO INVESTORS, INC.
                                 4/23/99           48,000             3.3554
                                 4/22/99           43,500             3.2931
                                 3/31/99            5,000             3.0625
                                 3/12/99            3,000             3.4375
                                 3/10/99           10,000             3.6812
                                 3/09/99            5,000             3.6250
                                 3/04/99           10,000             3.5369
                                 3/03/99            2,500             3.3250
                                 2/24/99            5,000             3.1250
                                 2/23/99            7,000             3.0580















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.